UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2018

HONEYWELL INTERNATIONAL INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8974 (Commission File Number)	22-2640650 (I.R.S. Employer Identification No.)

115 Tabor Road, Morris Plains, New Jersey (Address of Principal Executive Offices)	07950 (Zip Code)

(973) 455-2000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01	REGULATION FD DISCLOSURE.

During the course of the Securities and Exchange Commission (SEC) review of the Form 10 filing for the planned spin-off of its Transportation Systems business, Garrett Motion Inc. (“Garrett”), Honeywell International Inc. (“Honeywell”, the “Company” or “We”) has been engaged in discussions with the staff of the SEC (the “Staff”) regarding Garrett’s accounting for its liability for unasserted Bendix-related asbestos claims and, in conjunction therewith, reviewed the accounting treatment of its legacy Bendix asbestos liabilities. The Staff’s comments related to Garrett’s accounting in this area are also applicable to Honeywell’s historical financial statements.

Following these discussions, the Company revised its accounting related to the time period associated with the determination of appropriate accruals for the legacy Bendix asbestos-related liability for unasserted claims in accordance with Accounting Standards Codification 450, Contingencies (“ASC 450”). The prior accounting treatment, disclosed in our footnotes to our historical financial statements, applied a five-year time horizon; the revised treatment reflects the full term of epidemiological projections through 2059. The change was made in consideration of a number of factors, including the subjective nature of applying a five-year or any other fixed time horizon when estimating liability for unasserted claims, recent changes by several other registrants to accrue for unasserted asbestos claims over the full term of the epidemiological projections and the desire to facilitate comparability among Honeywell, Garrett and their respective peers.

Our consolidated balance sheets, consolidated statements of operations, consolidated statements of comprehensive income, consolidated statements of shareholders’ equity, and consolidated statements of cash flows relative to prior periods will be immaterially revised to correct the Company’s application of ASC 450 with respect to Bendix-related asbestos liabilities. We assessed the materiality of this revision to prior periods’ financial statements in accordance with SEC Staff Accounting Bulletin No. 99, Materiality (“SAB 99”) and SAB 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, codified in ASC 250, Presentation of Financial Statements. The Company concluded that the revision was not material to any prior period financial statements, and therefore prior periods will be revised when they are presented in reports to be filed for future periods. A summary of these revisions is presented in Exhibit 99 furnished herewith. The accounting revision will have an immaterial positive impact to Honeywell’s full-year 2018 earnings per share, but will have no material impact on operating income and no impact to net sales, segment margin, or operating cash flow.

The impact of the above revisions on the Company’s previously reported consolidated balance sheets, certain net income and earnings per share information, certain illustrative disclosures regarding the Company’s revised Bendix asbestos liability information which will be reflected in the Company’s future filings, and certain disclosures from the Company’s press release dated January 26, 2018, are presented in Exhibit 99 furnished herewith.

Honeywell also received a comment from the Staff regarding the Company’s estimate of its NARCO-related asbestos liability. We have concluded review of our accounting for asbestos-related liabilities, and it has been determined that no change to such estimate is required for any previously reported period.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibit 99 Honeywell International Inc. - Supplemental revised historical information (furnished pursuant to Item 7.01 hereof)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2018

Honeywell International Inc.

By:	/s/ Anne Madden
Anne Madden
Senior Vice President, General Counsel and Corporate Secretary
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